EXECUTION COPY













                          AGREEMENT AND PLAN OF MERGER


                                      Among

                              AMERITECH CORPORATION


                             SBC COMMUNICATIONS INC.


                                       and


                               SBC DELAWARE, INC.



                            Dated as of May 10, 1998


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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

                                    RECITALS


                                    ARTICLE I

                       The Merger; Closing; Effective Time

1.1.  The Merger..............................................................1
1.2.  Closing.................................................................2
1.3.  Effective Time..........................................................2

                              ARTICLE II

               Certificate of Incorporation and By-Laws
                     of the Surviving Corporation

2.1.  The Certificate of Incorporation........................................2
2.2.  The By-Laws.............................................................3

                              ARTICLE III

                        Officers and Directors

3.1.  Directors of Surviving Corporation......................................3
3.2.  Officers of Surviving Corporation.......................................3
3.3.  Election to SBC's Board of Directors....................................3

                              ARTICLE IV

                Effect of the Merger on Capital Stock;
                       Exchange of Certificates

4.1.  Effect on Capital Stock.................................................4
      (a)    Merger Consideration.............................................4
      (b)    Cancellation of Shares...........................................5
      (c)    Merger Sub.......................................................5
4.2.  Exchange of Certificates for Shares.....................................5
      (a)    Exchange Procedures..............................................5
      (b)    Distributions with Respect to Unexchanged Shares; Voting.........7
      (c)    Transfers........................................................8
      (d)    Fractional Shares................................................8

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                                                                           Page
                                                                           ----

      (e)    Termination of Exchange Period; Unclaimed Stock..................8
      (f)    Lost, Stolen or Destroyed Certificates...........................9
      (g)    Affiliates.......................................................9
4.3.  Dissenters' Rights......................................................9
4.4.  Adjustments to Prevent Dilution........................................10

                               ARTICLE V

                    Representations and Warranties

5.1.  Representations and Warranties of the Company, SBC and Merger Sub......10
      (a)    Organization, Good Standing and Qualification...................10
      (b)    Capital Structure...............................................11
      (c)    Corporate Authority; Approval and Fairness......................14
      (d)    Governmental Filings; No Violations.............................15
      (e)    Reports; Financial Statements...................................17
      (f)    Absence of Certain Changes......................................18
      (g)    Litigation and Liabilities......................................19
      (h)    Employee Benefits...............................................19
      (i)    Compliance with Laws............................................22
      (j)    Takeover Statutes...............................................23
      (k)    Environmental Matters...........................................23
      (l)    Accounting and Tax Matters......................................24
      (m)    Taxes...........................................................25
      (n)    Labor Matters...................................................26
      (o)    Rights Agreement................................................26
      (p)    Brokers and Finders.............................................26

                                   ARTICLE VI

                                    Covenants

6.1.  Interim Operations.....................................................27
6.2.  Acquisition Proposals..................................................33
6.3.  Information Supplied...................................................37
6.4.  Stockholders Meetings..................................................38
6.5.  Filings; Other Actions; Notification...................................38
6.6.  Access; Consultation...................................................41
6.7.  Affiliates.............................................................42
6.8.  Stock Exchange Listing and De-listing..................................43
6.9.  Publicity..............................................................43

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                                                                           Page
                                                                           ----

6.10. Benefits...............................................................43
      (a)    Stock Options...................................................43
      (b)    Employee Benefits...............................................45
6.11. Expenses...............................................................45
6.12. Indemnification; Directors' and Officers' Insurance....................45
6.13. Takeover Statute.......................................................47
6.14. Dividends..............................................................48
6.15. Confidentiality........................................................48
6.16. Control of the Company's Operations....................................48

                                   ARTICLE VII

                                   Conditions

7.1.  Conditions to Each Party's Obligation to Effect the Merger.............48
      (a)    Stockholder Approval............................................49
      (b)    NYSE Listing....................................................49
      (c)    Governmental Consents...........................................49
      (d)    Laws and Order..................................................50
      (e)    S-4.............................................................50
      (f)    Accountants' Letters............................................50
      (g)    Blue Sky Approvals..............................................50
7.2.  Conditions to Obligations of SBC and Merger Sub........................50
      (a)    Representations and Warranties..................................50
      (b)    Performance of Obligations of the Company.......................51
      (c)    Consents Under Agreements.......................................51
      (d)    Tax Opinion.....................................................51
7.3.  Conditions to Obligation of the Company................................51
      (a)    Representations and Warranties..................................51
      (b)    Performance of Obligations of SBC and Merger Sub................52
      (c)    Tax Opinion.....................................................52

                             ARTICLE VIII

                              Termination

8.1.  Termination by Mutual Consent..........................................52
8.2.  Termination by Either SBC or the Company...............................52
8.3.  Termination by the Company.............................................53
8.4.  Termination by SBC.....................................................55
8.5.  Effect of Termination and Abandonment..................................56

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                                                                           Page
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                                   ARTICLE IX

                            Miscellaneous and General

9.1.  Survival...............................................................58
9.2.  Modification or Amendment..............................................58
9.3.  Waiver of Conditions...................................................59
9.4.  Counterparts...........................................................59
9.5.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL..........................59
9.6.  Notices................................................................60
9.7.  Entire Agreement.......................................................62
9.8.  No Third Party Beneficiaries...........................................62
9.9.  Obligations of SBC and of the Company..................................62
9.10. Severability...........................................................62
9.11. Interpretation.........................................................63
9.12. Captions...............................................................63
9.13. Assignment.............................................................63

EXHIBITS

A     Form of Company Affiliate's Letter . . . . . . . . . . . . . . . . . .A-1

B     Form of SBC Affiliate's Letter . . . . . . . . . . . . . . . . . . . .B-1

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Term                                                                    Section
----                                                                    -------


                             INDEX OF DEFINED TERMS


Affiliate................................................................6.7(a)

Agreement............................................................. preamble

Audit Date.............................................................. 5.1(e)

Bankruptcy and Equity Exception.......................................5.1(c)(i)

By-Laws.................................................................    2.2

Certificate............................................................. 4.1(a)

Certificate Letter of Transmittal........................................4.2(a)

Certificate of Merger...................................................    1.3

Charter.................................................................    2.1

Closing.................................................................    1.2

Closing Date............................................................    1.2

Code.................................................................. recitals

Company............................................................... preamble

Company Acquisition Proposal.............................................6.2(a)

Company Affiliate's Letter.............................................. 6.7(a)

Company Compensation and Benefit Plans................................5.1(h)(i)

Company Disclosure Letter...............................................    5.1

Company Option.......................................................6.10(a)(i)

Company Preference Shares.............................................5.1(b)(i)

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Term                                                                    Section
----                                                                    -------

Company Preferred Shares..............................................5.1(b)(i)

Company Representatives..................................................6.2(a)

Company Required Consents.............................................5.1(d)(i)

Company Requisite Vote..............................................  5.1(c)(i)

Company Share............................................................4.1(a)

Company Shares.......................................................... 4.1(a)

Company Stock Plans.................................................  5.1(b)(i)

Company Stock Units..................................................6.10(a)(i)

Company Stockholders Meeting...........................................     6.4

Compensation and Benefit Plans.......................................5.1(h)(ii)

Confidentiality Agreement...............................................   6.15

Constituent Corporations...............................................preamble

Contracts............................................................5.1(d)(ii)

Costs...................................................................6.12(a)

Current Premium.........................................................6.12(c)

D&O Insurance...........................................................6.12(c)

DGCL.....................................................................   1.1

Director Designees......................................................    3.3

Disclosure Letter.......................................................    5.1

Effective Time..........................................................    1.3


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Term                                                                    Section
----                                                                    -------

Environmental Law....................................................... 5.1(k)

ERISA................................................................5.1(h)(ii)

ERISA Affiliate.....................................................5.1(h)(iii)

ERISA Affiliate Plan................................................5.1(h)(iii)

Exchange Act..........................................................5.1(b)(i)

Exchange Agent.......................................................... 4.2(a)

Exchange Ratio.......................................................... 4.1(a)

Excluded Company Shares................................................. 4.1(a)

FCC...................................................................5.1(d)(i)

Final Order............................................................. 7.1(c)

GAAP.................................................................... 5.1(e)

Governmental Entity...................................................5.1(d)(i)

Hazardous Substance..................................................... 5.1(k)

HSR Act.............................................................. 5.1(d)(i)

Indemnified Parties.....................................................6.12(a)

Initial 50 Day Period................................................... 8.3(b)

IRS..................................................................5.1(h)(ii)

Laws.................................................................... 5.1(i)

Material Adverse Effect................................................. 5.1(a)

Merger................................................................ recitals


                                      -vii-

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Term                                                                    Section
----                                                                    -------

Merger Consideration.................................................... 4.1(a)

Merger Sub.............................................................preamble

NYSE.....................................................................   6.8

Order................................................................... 7.1(d)

Pension Plan.........................................................5.1(h)(ii)

Permits..................................................................5.1(i)

Person...................................................................4.2(a)

Prospectus/Proxy Statement................................................. 6.3

PUC.................................................................. 5.1(d)(i)

Registered Company Shares................................................4.1(a)

Registered Letter of Transmittal.........................................4.2(a)

Registered SBC Shares................................................... 4.2(a)

Regulatory Material Adverse Effect.......................................6.5(c)

Reports................................................................. 5.1(e)

Rights Agreement..................................................... 5.1(b)(i)

Rights Amendment......................................................   5.1(o)

S-4 Registration Statement................................................  6.3

SBC....................................................................preamble

SBC Acquisition Proposal................................................ 6.2(b)

SBC Affiliate's Letter.................................................. 6.7(a)


                                     -viii-

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Term                                                                    Section
----                                                                    -------

SBC Common Stock........................................................ 4.1(a)

SBC Companies........................................................... 4.1(a)

SBC Disclosure Letter....................................................   5.1

SBC Preferred Shares.................................................5.1(b)(ii)

SBC Representatives..................................................... 6.2(b)

SBC Required Consents.................................................5.1(d)(i)

SBC Requisite Vote...................................................5.1(c)(ii)

SBC Rights.............................................................. 4.1(a)

SBC Rights Agreement.................................................5.1(b)(ii)

SBC Stock Plans......................................................5.1(b)(ii)

SBC Stock Units......................................................6.10(a)(i)

SBC Stockholders Meeting................................................    6.4

SEC....................................................................  5.1(e)

Securities Act........................................................5.1(d)(i)

Significant Subsidiary................................................5.1(b)(i)

SNET................................................................6.1(b)(vii)

SNET Agreement......................................................6.1(b)(vii)

Stockholders Meeting........................................................6.4

Subsidiary............................................................   5.1(a)

Substitute Option....................................................6.10(a)(i)


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Term                                                                    Section
----                                                                    -------

Substitute Option Price..............................................6.10(a)(i)

Superior Company Proposal..............................................  6.2(a)

Superior SBC Proposal................................................... 6.2(b)

Surviving Corporation..................................................     1.1

Takeover Statute.......................................................  5.1(j)

Tax....................................................................  5.1(m)

Tax Return.............................................................  5.1(m)

Taxable................................................................  5.1(m)

Taxes..................................................................  5.1(m)

Termination Date......................................................   8.2(i)

Termination Fee........................................................  8.5(b)

Utilities Laws........................................................5.1(d)(i)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of May 10, 1998, among Ameritech Corporation, a Delaware corporation (the "Company"), SBC Communications Inc., a Delaware corporation ("SBC"), and SBC Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of SBC ("Merger Sub," the Company and Merger Sub sometimes being hereinafter together referred to as the "Constituent Corporations").


                                    RECITALS

         WHEREAS, the respective Boards of Directors of each of SBC, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

         WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests;" and

         WHEREAS, the Company, SBC and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       The Merger; Closing; Effective Time

         1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger except as set forth in Article III hereof. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

         1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 9:00 A.M., local time, on the second business day after the date on which the last to be fulfilled or waived of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and SBC may agree in writing (the "Closing Date").

         1.3. Effective Time. Immediately following the Closing, the Company and SBC will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").


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                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

         2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that (i) Article Fourth of the Charter shall be amended to read in its entirety as follows:
"FOURTH. The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $1.00 per share.";
(ii) Article Fifth of the Charter shall be deleted in its entirety and shall read as follows: "FIFTH. Reserved."; (iii) Article Eighth, Section B of the Charter shall be amended to read in its entirety as follows: "B. Number. The number of directors, their terms and their manner of election shall be fixed by or pursuant to the By-Laws of the Corporation."; (iv) Article Ninth of the Charter shall be deleted in its entirety and shall read as follows: "NINTH. Reserved." and (v) Article Tenth of the Charter shall be amended to read in its entirety as follows: "TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter permitted or prescribed by statute."

         2.2. The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.


                                   ARTICLE III

                             Officers and Directors

         3.1. Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

         3.2. Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

         3.3. Election to SBC's Board of Directors. At the Effective Time of the Merger, SBC shall increase the size of its Board of Directors in order to enable up to five members of the Board of Directors of the Company to be members of the SBC Board of Directors, which persons shall be selected by the SBC Board of Directors in consultation with the Chief Executive Officer of the Company and the Board of Directors of the Company (the "Director Designees"), and the SBC Board of Directors shall appoint each of the Director Designees to the SBC Board of Directors as of the Effective Time, with such Director Designees to be divided as nearly evenly as is possible among the classes of directors of SBC.


                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

         4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

              (a) Merger Consideration. Each share of Common Stock, $1.00 par value per share, of the Company (each a "Company Share" and together the "Company Shares") issued and outstanding immediately prior to the Effective

Time (other than Company Shares that are owned by SBC, Merger Sub or any other direct or indirect subsidiary of SBC (collectively, the "SBC Companies") or Company Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties (collectively, "Excluded Company Shares")) shall be converted into and become exchangeable for 1.316 (the "Exchange Ratio") shares of Common Stock, par value $1.00 per share, of SBC ("SBC Common Stock"), subject to adjustment as provided in Section 4.4 (the "Merger Consideration"). All references in this Agreement to SBC Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding rights ("SBC Rights") to purchase shares of SBC Participating Preferred Stock pursuant to the SBC Rights Agreement (as defined in Section 5.1(b)(ii)), except where the context otherwise requires. At the Effective Time, all Company Shares shall no longer be outstanding, shall be cancelled and retired and shall cease to exist, and (A) each certificate(a "Certificate") formerly representing any of such Company Shares (other than Excluded Company Shares) and (B) each uncertificated Company Share (a "Registered Company Share") registered to a holder on the stock transaction books of the Company (other than Excluded Company Shares), shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(d) cash in lieu of fractional shares into which such Company Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(b), in each case without interest.

              (b) Cancellation of Shares. Each Excluded Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

              (c) Merger Sub. At the Effective Time, each share of Common Stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the

Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of SBC.

         4.2. Exchange of Certificates for Shares.

              (a) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause an exchange agent selected by SBC with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent") to mail to each holder of record as of the Effective Time of a Certificate or Registered Company Shares, as the case may be, (other than holders of a Certificate or Registered Company Shares in respect of Excluded Company Shares) (i) (x) in the case of holders of Certificates, a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent (the "Certificate Letter of Transmittal") or (y) in the case of holders of Registered Company Shares, a letter of transmittal specifying that the exchange for SBC Shares shall occur only upon delivery of such letter of transmittal to the Exchange Agent (the "Registered Letter of Transmittal"), each such letter of transmittal to be in such form and have such other provisions as SBC and the Company may reasonably agree, and (ii) instructions for exchanging Certificates or Registered Company Shares for (A) uncertificated shares of SBC Common Stock registered on the stock transfer books of SBC in the name of such holder ("Registered SBC Shares") or, at the election of such holder, certificates representing shares of SBC Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(g), upon (I) surrender of a Certificate for cancellation to the Exchange Agent together with a Certificate Letter of Transmittal, duly executed, the holder of such Certificate or (II) upon delivery of a Registered Letter of Transmittal, duly executed, the holder of such Registered Company Shares, as the case may be, shall be entitled to receive in exchange therefor (x) Registered SBC Shares or, at the election of such holder, a certificate representing that number of whole shares of SBC Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares determined in accordance with Section 4.2(d) hereof plus (B) any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and any Certificate so surrendered and any Registered Company Share in respect of which a Registered Letter of Transmittal is so delivered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of any Certificate or delivery of a duly executed Registered Letter of Transmittal, as the case may be. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, Registered SBC Shares or a certificate representing the proper number of shares of SBC Common Stock, as the case may be, together with a check for any cash to be paid upon due surrender of the Certificate or upon the delivery to the Exchange Agent of the duly executed Registered Letter of Transmittal and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if, in the case of holders of Certificates, the Certificate formerly representing such Company Shares is presented to the Exchange Agent, and, in the case of holders of Registered Company Shares, if the Registered Letter of Transmittal is delivered to the Exchange Agent in either case accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any Registered SBC Shares or any certificate for shares of SBC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor or the Registered Company Shares exchanged therefor, as the case may be, is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of Registered SBC Shares or a certificate for shares of SBC Common Stock in a name other than that of the registered holder of the Certificate surrendered or the Registered Company Shares exchanged, as the case may be, or shall establish to the satisfaction of SBC or the Exchange Agent that such tax has been paid or is not applicable.

         For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)(i)) or other entity of any kind or nature.

              (b) Distributions with Respect to Unexchanged Shares; Voting.

                 (i) Whenever a dividend or other distribution is declared by SBC in respect of SBC Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of SBC Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of such SBC Common Stock shall be paid to any holder of any unsurrendered Certificate or Registered Company Shares for which a Registered Letter of Transmittal shall not have been delivered, until such Certificate is surrendered for exchange or such Registered Letter of Transmittal is delivered, as the case may be, in accordance with this
Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate or delivery of any such Registered Letter of Transmittal, as the case may be, there shall be issued and/or paid to the holder of the Registered SBC Shares or the certificates representing whole shares of SBC Common Stock, as the case may be, issued in exchange therefor, without interest,
(A) at the time of such surrender or delivery, as the case may be, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of SBC Common Stock and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of SBC Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender or delivery, as the case may be.

For purposes of dividends or other distributions in respect of shares of SBC Common Stock, all shares of SBC Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

                   (ii) Registered holders of unsurrendered Certificates or Registered Company Shares for which a duly executed Registered Letter of Transmittal shall not have been delivered shall be entitled to vote after the Effective Time at any meeting of SBC stockholders with a record date at or after the Effective Time the number of whole shares of SBC Common Stock represented by such Certificates or Registered Company Shares, as the case may be, regardless of whether such holders have surrendered their Certificates or delivered duly executed Registered Letters of Transmittal, as the case may be.

              (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

              (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of SBC Common Stock will be issued and any holder of Company Shares entitled to receive a fractional share of SBC Common Stock but for this Section 4.2(d) shall be entitled to receive an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the average of the closing price of a share of SBC Common Stock, as reported in The Wall Street Journal, New York City edition, on the trading day immediately prior to the Effective Time.

              (e) Termination of Exchange Period; Unclaimed Stock. Any shares of SBC Common Stock and any portion of the cash, dividends or other distributions with respect to the SBC Common Stock deposited by SBC with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the stockholders of the Company 180 days after the Effective Time shall be paid to SBC. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to SBC for payment of their shares of SBC Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to Section 4.1, Section 4.2(b) and Section 4.2(d) upon due (i) surrender of (i) their Certificates (or affidavits of loss in lieu thereof) or (ii) delivery of duly executed Registered Letters of Transmittal, as the case may be, in each case with respect to both clause (i) and (ii), without any interest thereon. Notwithstanding the foregoing, none of SBC, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by SBC as indemnity against any claim that may be made against it with respect to such Certificate, SBC will issue the shares of SBC Common Stock and the Exchange Agent will issue any cash, dividends and other distributions in respect thereof issuable and/or payable in exchange for such lost, stolen or destroyed Certificate pursuant to Section 4.1, Section 4.2(b) and Section 4.2(d) upon due surrender of and deliverable in respect of the Company Shares represented by such Certificate pursuant to this Agreement, in each case, without interest.

              (g) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange, or Registered Company Shares to be exchanged pursuant to a Registered Letter of Transmittal delivered, by any "affiliate" (as determined pursuant to Section 6.7) of the Company shall not be exchanged until SBC has received a written agreement from such Person as provided in Section 6.7 hereof.

         4.3. Dissenters' Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Company Shares in connection with the Merger.

         4.4. Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of SBC Common Stock or securities convertible or exchangeable into or exercisable for Company Shares or shares of SBC Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse split), stock dividend or distribution, or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of such event.


                                    ARTICLE V

                         Representations and Warranties

         5.1. Representations and Warranties of the Company, SBC and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by the Company to SBC or by SBC to the Company (each a "Disclosure Letter", and the "Company Disclosure Letter" and the "SBC Disclosure Letter", respectively), as the case may be, the Company (except for subparagraphs (b)(ii), (b)(iii), (c)(ii) and (p)(ii) below and references in subparagraphs (a) and (e) below to documents made available by SBC to the Company) hereby represents and warrants to SBC and Merger Sub, and SBC (except for subparagraphs (b)(i), (c)(i), (d)(iii), the last sentence of (f), (j), (o) and (p)(i) below and references in subparagraphs (a), (e) and
(h)(i) below to documents made available by the Company to SBC), on behalf of itself and Merger Sub, hereby represents and warrants to the Company, that:

              (a) Organization, Good Standing and Qualification. Each of it and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect (as defined below) on it. It has made available to SBC, in the case of the Company, and to the Company, in the case of SBC, a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date. Such certificates of incorporation and by-laws as so made available are in full force and effect.

As used in this Agreement, (i) the term "Subsidiary" means, with respect to the Company, SBC or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the Board of Directors or other persons performing similar functions is directly or indirectly owned by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) the term "Material Adverse Effect" means, with respect to either SBC or the Company, as the case may be, a material adverse effect, it being understood that materiality shall be determined by reference to the trading market equity value of such Person prior to the consummation of the Merger, other than effects resulting from the execution of this Agreement or the announcement thereof or changes in (I) the telecommunications industry generally, (II) the national economy generally or (A) with respect to SBC only, the economy of Texas, Oklahoma, Missouri, Kansas, Arkansas, Nevada and California, taken together, generally, or of France, Mexico and/or the Republic of South Africa or (B) with respect to the Company only, the economies of Illinois, Indiana, Michigan, Ohio and Wisconsin, taken together, generally, or of Belgium, Denmark and/or Hungary or (III) the securities markets generally, and (iii) reference to "the other party" means, with respect to the Company, SBC and means, with respect to SBC, the Company.

              (b) Capital Structure. (i) The authorized capital stock of the Company consists of 2,400,000,000 Company Shares, of which 1,100,161,364 Company Shares were issued and outstanding and 76,993,242 Company Shares were held in treasury as of the close of business on April 30, 1998, 30,000,000 shares of Preferred Stock, $1.00 par value per share (the "Company Preferred Shares"), none of which were outstanding as of the close of business on May 8, 1998 and 30,000,000 shares of Preference Stock, $1.00 par value per share, (the "Company Preference Shares"), none of which were outstanding as of the close of business on May 8, 1998. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 12,000,000 Company Preference Shares, designated "Series A Junior Participating Preference Stock", reserved for issuance pursuant to the Rights Agreement, dated as of December 21, 1988, between the Company and American Transtech Inc., as Rights Agent (the "Rights Agreement"), and Company Shares subject to issuance as set forth below, the Company has no Company Shares, Company Preferred Shares or Company Preference Shares reserved for or otherwise subject to issuance. As of May 10, 1998, there were not more than 47,000,000 Company Shares that the Company was obligated to issue pursuant to the Company Compensation and Benefit Plans identified in Section 5.1(h) of the Company Disclosure Letter as being the only Company Compensation and Benefit Plans pursuant to which Company Shares may be issued (collectively the "Company Stock Plans"). Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries that constitute a "Significant Subsidiary" (as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above and for Company Shares and options to purchase Company Shares which may be issued in accordance with
Section 6.1(a), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

                   (ii) The authorized capital stock of SBC consists of 7,000,000,000 shares of SBC Common Stock, of which 1,838,844,294 shares were issued and outstanding and 26,060,210 shares were held in treasury as of the close of business on April 30, 1998, and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "SBC Preferred Shares"), none of which shares were outstanding as of the close of business on May 8, 1998. All of the outstanding shares of SBC Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. SBC has no shares of SBC Common Stock or SBC Preferred Shares reserved for or subject to issuance except that SBC has reserved no more than 10,000,000 SBC Preferred Shares for or subject to issuance pursuant to the Rights Agreement, dated as of January 27, 1989, between SBC and American Transtech, Inc., as Rights Agent, as amended by the Amendment of Rights Agreement, dated as of August 5, 1992, between SBC and The Bank of New York, as successor Rights Agent, and the Second Amendment of Rights Agreement, dated as of June 15, 1994, between SBC and The Bank of New York, as successor Rights Agent (as amended, the "SBC Rights Agreement"). As of May 10, 1998, there were not more than

92,000,000 shares of SBC Common Stock that SBC was obligated to issue pursuant to (x) SBC's Senior Management Long Term Incentive Plan, Senior Management Incentive Award Deferral Plan, Non-Employee Directors Stock and Deferral Plan, Stock Savings Plan, 1994 Stock Option Plan, 1996 Stock and Incentive Plan, 1995 Management Stock Option Plan, Savings Plan and the Savings and Security Plan and
(y) Pacific Telesis Group's Supplemental Retirement and Savings Plan for Salaried Employees, Supplemental Retirement and Savings Plan for Non-Salaried Employees, Supplemental Retirement and Savings Plan for Salaried and Non-Salaried Employees, Employee Stock Ownership Plan, Stock Option and Stock Appreciation Rights Plan, Outside Directors Deferred Stock Unit Plan and Restricted Stock Plan (collectively, the "SBC Stock Plans"). Each of the outstanding shares of capital stock of each of SBC's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by SBC or a direct or indirect wholly-owned subsidiary of SBC, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of SBC or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of SBC or any of its Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. SBC does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of SBC on any matter.

                   (iii) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by SBC, and there are
(i) no other shares of capital
stock or other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

              (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to adoption of this Agreement by the holders of a majority of the outstanding Company Shares (the "Company Requisite Vote") and the Company Required Consents (as defined in Section 5.1(d)), the Merger. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of Directors of the Company (A) has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and (B) has received the opinion of its financial advisors, Goldman, Sachs & Co., in a customary form and to the effect that the Merger Consideration to be received by the holders of the Company Shares in the Merger is fair to such holders from a financial point of view.

                   (ii) SBC and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to the approval by the stockholders of SBC by a majority of votes cast on the proposal to issue the shares of SBC Common Stock required to be issued pursuant to Article IV; provided, that the total vote cast represents over 50% of all of the outstanding shares of SBC Common Stock (the "SBC Requisite Vote") and the SBC Required Consents (as defined in Section 5.1(d)), the Merger. This Agreement has been duly executed and delivered by SBC and Merger Sub and is a valid and binding agreement of SBC and Merger Sub, enforceable against each of SBC and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. SBC has received the opinion of its financial advisors, Salomon Brothers Inc and Smith Barney Inc., in a customary form and to the effect that the Exchange Ratio is fair to SBC from a financial point of view. The shares of SBC Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of SBC will have any preemptive right of subscription or purchase in respect thereof.

              (d) Governmental Filings; No Violations. (i) Other than the necessary filings, notices and/or approvals (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue-sky" laws, (D) if any, of the Federal Communications Commission ("FCC") pursuant to the Communications Act of 1934, as amended, (E) if any, of the local, state and foreign public utility commissions or similar local, state or foreign regulatory bodies (each a "PUC") and the local, state and foreign Governmental Entities (as defined below) identified in its respective Disclosure Letter pursuant to applicable local, state or foreign laws regulating the telephone, mobile cellular, paging, cable television or other telecommunications business ("Utilities Laws") and (F) if any, of the foreign regulatory bodies identified in its Disclosure Letter pursuant to applicable foreign laws regulating actions having the purpose or effect of monopolization or restraint of trade (such filings, notices and/or approvals of SBC being the "SBC Required Consents" and of the Company being the "Company Required Consents"), no filings, notices and/or reports are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

                   (ii) The execution, delivery and performance of this Agreement by it do not, and the consummation by it of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws or the comparable governing instruments of any of its Significant Subsidiaries,
(B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Subsidiaries or, assuming the filings, notices and/or approvals referred to in Section 5.1(d)(i) are made or obtained, any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. The Company Disclosure Letter, with respect to the Company, and the SBC Disclosure Letter, with respect to SBC, sets forth a correct and complete list of Contracts of it and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

              (e) Reports; Financial Statements. It has made available to the other party, each registration statement, report, proxy statement or information statement prepared by it since December 31, 1997 (the "Audit Date"), including its Annual Report on Form 10-K for the year ended December 31, 1997 in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, its "Reports"). As of their respective dates, its Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into its Reports (including the related notes and schedules) fairly presents the consolidated financial position of it and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. Since the Audit Date, it and each Subsidiary required to make filings under Utilities Laws has filed with the applicable PUCs or the FCC, as the case may be, all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules and regulations, other than such failures to file and non-compliance that are, individually or in the aggregate, not reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. To its knowledge, as of the date hereof, no Person or "group" "beneficially owns" 5% or more of its outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

         (f) Absence of Certain Changes. Except as disclosed in its Reports filed prior to the date hereof or as expressly contemplated or permitted by this Agreement, since the Audit Date it and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i)any change in the financial condition, properties, prospects, business or results of operations of it and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock, except publicly announced regular quarterly cash dividends on its common stock and, in the case of SBC, any dividends in capital stock of SBC which are simultaneously taken into account in an adjustment to the Exchange Ratio pursuant to Section 4.4; or (iv) any change by it in accounting principles, practices or methods, except as required by GAAP. Since the Audit Date, except as provided for herein, in the Company Disclosure Letter, as disclosed in the Reports filed by the Company prior to the date hereof or permitted hereby, there has not been any increase in the salary, wage, bonus or other compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or key employees or any amendment of any of the Company Compensation and Benefit Plans (as defined in Section 5.1(h)(i)) other than increases or amendments in the ordinary course.

              (g) Litigation and Liabilities. Except as disclosed in its Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened in writing against it or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)), or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge that are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement; provided, however, that for purposes of this subsection (g) no action, suit, claim, hearing, investigation or proceeding arising after the date hereof shall be deemed to have any adverse effect if and to the extent such actions, suits, claims, hearings, investigations or proceedings are based on this Agreement or the transactions contemplated hereby.

              (h) Employee Benefits.

                   (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Company Compensation and Benefit Plans") and any trust agreements or insurance contracts forming a part of such Company Compensation and Benefit Plans has been made available by the Company to SBC prior to the date hereof and each such Company Compensation and Benefit Plan is listed in Section 5.1(h) of the Company Disclosure Letter.

                   (ii) In the case of the Company, each of the Company Compensation and Benefit Plans or, in the case of SBC, each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of SBC and SBC's Subsidiaries (together with the Company Compensation and Benefit Plans, its "Compensation and Benefit Plans") is in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each of its Compensation and Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") with respect to "TRA" (as such term is defined in Section 1 of Rev. Proc 93-39), and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the actual knowledge of its executive officers, threatened in writing material litigation relating to its Compensation and Benefit Plans. Neither it nor any Subsidiary has engaged in a transaction with respect to any of its Compensation and

Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (its "ERISA Affiliate") (each such single-employer plan, its "ERISA Affiliate Plan"). It and its Subsidiaries and ERISA Affiliates have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or any of its ERISA Affiliate Plans within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                   (iv) All contributions required to be made under the terms of any of its Compensation and Benefit Plans as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in its Reports prior to the date hereof. Neither any of its Pension Plans nor any of any of its ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any of its ERISA Affiliate Plans pursuant to Section 401(a)(29) of the Code.

                   (v) Under each of its Pension Plans which is a single-employer plan and each of its ERISA Affiliate Plans, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's or ERISA Affiliate Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan, and there has been no material change in the financial condition of such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year.

                   (vi) Neither it nor its Subsidiaries have any obligations for retiree health and life benefits under any of its Compensation and Benefit Plans, except as set forth in its Reports filed prior to the date hereof or as required by applicable law.

                   (vii) None of the consummation of the Merger and the other transactions contemplated by this Agreement, in the case of SBC and the Company, the adoption of this Agreement by the stockholders of the Company, in the case of the Company, the approval by the stockholders of SBC of the issuance of the shares of SBC Common Stock required to be issued pursuant to Article IV, in the case of SBC, shall (x) entitle any of their respective employees or directors or any employees of their respective Subsidiaries to severance pay, directly or indirectly, upon termination of employment, (y) accelerate the time of funding (whether through a grantor trust or otherwise), payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of their respective Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of their respective Compensation and Benefit Plans.

                   (i) Compliance with Laws. Except as set forth in its Reports filed prior to the date hereof, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Except as set forth in its Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of its executive officers, no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Each of it and its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits"), necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

              (j) Takeover Statutes. The Board of Directors of the Company has taken all appropriate and necessary actions such that SBC will not be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. To the best knowledge of the Company, no other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") as in effect on the date hereof is applicable to the Company, the Company Shares, the Merger or the other transactions contemplated by this Agreement. No anti-takeover provision contained in the Company's certificate of incorporation, including Article Ninth thereof, or its by-laws is, or at the Effective Time will be, applicable to the Company, the Company Shares, the Merger or the other transactions contemplated by this Agreement.

              (k) Environmental Matters. Except as disclosed in its Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it:
(i) each of it and its Subsidiaries has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries;
(iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

         As used herein, the term "Environmental Law" means any Law relating to:
(A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

         As used herein, the term "Hazardous Substance" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

              (l) Accounting and Tax Matters. As of the date hereof, neither it nor any of its affiliates (as determined in accordance with Section 6.7) has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that, to their actual knowledge, would prevent SBC from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

              (m) Taxes. It and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed tax returns are complete and accurate in all material respects and: (i) it and each of its Subsidiaries have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it; (ii) as of the date hereof, there are not pending or, to the actual knowledge of its executive officers threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters; and (iii) there are not, to the actual knowledge of its executive officers, any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on it. Neither it nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in its Reports, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it. No payments to be made to any of the officers and employees of it or its Subsidiaries will as a result of consummation of the Merger be subject to the deduction limitations under Section 280G of the Code.

         As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

              (n) Labor Matters. Neither it nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the actual knowledge of its executive officers, threatened in writing, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

              (o) Rights Agreement. (i) The Company has adopted an amendment to the Rights Agreement (the "Rights Amendment") with the effect that neither SBC nor Merger Sub shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement) and the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and that the Rights will not separate from the Company Shares, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated hereby.

                   (ii) The Company has taken all necessary action with respect to all of the outstanding Rights (as defined in the Rights Agreement) so that, as of immediately prior to the Effective Time, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated by this Agreement, (A) neither the Company nor SBC will have any obligations under the Rights or the Rights Agreement and

(B) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

              (p) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement except that (i) the Company has employed Goldman, Sachs & Co. as its financial advisor, the arrangements with which have been disclosed to SBC prior to the date hereof, and (ii) SBC and Merger Sub have employed Salomon Brothers Inc and Smith Barney Inc. as their financial advisor, the arrangements with which have been disclosed to the Company prior to the date hereof.


                                   ARTICLE VI

                                    Covenants

         6.1. Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless SBC shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement, disclosed in the Company Disclosure Letter or required by applicable Law):

                   (i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates;

                   (ii) it shall not (A) amend its certificate of incorporation or by-laws or amend, modify or terminate the Rights Agreement; provided, however, that nothing in this Agreement shall prevent the Company from reducing below 20% the beneficial ownership threshold in the definition of an Acquiring Person (as defined in the Rights Agreement) or extending the Final Expiration Date of the Rights Agreement (as defined therein) or adopting a new rights agreement having substantially similar terms as the Rights Agreement and not inconsistent with
(x) this proviso, (y)Section 5.1(o) (assuming references therein are to such a new rights agreement) or (z) the transactions contemplated by this Agreement;
(B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends in amounts consistent with its past practice or rights to purchase Company Shares or Company Preference Shares pursuant to any successor agreement to the Rights Agreement, adopted in accordance with the terms of this Agreement; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, except in open market transactions in connection with the Company Stock Plans, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, but subject to the Company's obligations under subparagraph (iii) below.

                   (iii) neither it nor any of its Subsidiaries shall knowingly take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a "reorganization" within the meaning of
Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect;

                   (iv) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, any Company Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or key employees except (A) for grants or awards to directors, officers and employees of it or its Subsidiaries under existing Company Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (B) in the normal and usual course of business (which shall include normal periodic performance reviews and related Company Compensation and Benefit Plan increases and the provision of individual Company Compensation and Benefit Plans consistent with past practice for promoted or newly hired officers and employees and the adoption of Company Compensation and Benefit Plans for employees of new Subsidiaries in amounts and on terms consistent with past practice); provided, that in no event shall it institute a broad based change in compensation, unless it shall have used its reasonable best efforts to provide SBC with prior notice of any such change or, if the Company was unable to provide such prior notice, the Company shall provide SBC with notice as soon as practicable following any such change, or (C) for actions necessary to satisfy existing contractual obligations under Company Compensation and Benefit Plans existing as of the date hereof;

                   (v) neither it nor any of its Subsidiaries shall issue any Company Preferred Shares or Company Preference Shares or incur any indebtedness for borrowed money or guarantee any such indebtedness if it should reasonably anticipate that after such incurrence any of its or any of its Subsidiaries' outstanding senior indebtedness would be rated A or lower by Standard & Poor's;

                   (vi) neither it nor any of its Subsidiaries shall make any capital expenditures in any period of twelve consecutive months following the date hereof in an aggregate amount in excess of 150% of the aggregate amount reflected in the Company's capital expenditure budget for such year, a copy of which has been provided to SBC;

                   (vii) neither it nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, encumber or otherwise dispose of any of its or its Subsidiaries property or assets (including capital stock of any of its Subsidiaries) with a fair market value in excess of $1 billion in the aggregate in any period of twelve consecutive months following the date hereof except for transfers, leases, licenses, sales, mortgages, pledges, encumbrances, or other dispositions in the ordinary course of business consistent with past practice;

                   (viii) neither it nor any of its Subsidiaries shall issue, deliver, sell, or encumber shares of any class of its common stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares except, (A) any such shares issued pursuant to options and other awards outstanding on the date hereof under the Company Stock Plans, awards of options and other awards granted hereafter under the Company Stock Plans in accordance with this Agreement and shares issuable pursuant to such awards, and
(B) up to an aggregate amount of $3.6 billion of such shares, securities, rights, warrants or options (valued at their fair market value as of the date of the agreement to make such acquisition) in any period of twelve consecutive months following the date hereof to fund, in whole or in part, the cost of any acquisition or acquisitions permitted under clause (ix) below following reasonable notice to SBC of its intention to take such action;

                   (ix) neither it nor any of its Subsidiaries shall spend in excess of $3.6 billion in the aggregate in any period of twelve consecutive months following the date hereof to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition); provided, that no such acquisition would prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, neither it nor any of its Subsidiaries shall acquire any business the acquisition of which would subject SBC and its Subsidiaries following the consummation of the Merger to any Commercial Mobile Radio Service spectrum aggregation limit restriction pursuant to the provisions of 47 C.F.R. Section 20.6 or place SBC and its Subsidiaries following the consummation of the Merger in violation of the Cellular Cross Ownership limits contained in 47 C.F.R. Section 22.942. For purposes of this clause (ix), the amount spent with respect to any acquisition shall be deemed to include the aggregate amount of capital expenditures that the Company is obligated to make at any time or plans to make as a result of such acquisition within two years after the date of acquisition;

                   (x) neither it nor its Subsidiaries shall enter into any business other than the telecommunications business and those businesses traditionally associated with the telecommunications business; and

                   (xi) neither it nor any of its Subsidiaries shall authorize or enter into any agreement to do any of the foregoing.

              (b) SBC covenants and agrees as to itself and its Subsidiaries that after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement, disclosed in the SBC Disclosure Letter or required by applicable
Law):

                   (i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates;

                   (ii) it shall not (A) amend its certificate of incorporation or by-laws in any manner that would prohibit or hinder, impede or delay in any material respect the Merger or the consummation of the transactions contemplated hereby, provided that any amendment to its certificate of incorporation to increase the authorized number of shares of any class or series of the capital stock of SBC shall in no way be restricted by the foregoing; (B) declare, set aside or pay any dividend or other distribution payable in cash or property (other than SBC Common Stock or rights to purchase SBC Common Stock or SBC Preferred Stock pursuant to any successor agreement to the SBC Rights Agreement) in respect of any capital stock, other than per share regular quarterly cash dividends in amounts consistent with its past practice; or (C) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, except in open market transactions in connection with the SBC Stock Plans, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, but subject to SBC's obligations under subparagraph (iii) below;

                   (iii) neither it nor any of its Subsidiaries shall knowingly take any action that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment or as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect;

                   (iv) neither it nor any of its Subsidiaries shall issue any SBC Preferred Shares or incur any indebtedness for borrowed money or guarantee any such indebtedness if it should reasonably anticipate that after such incurrence any of its or any of its Subsidiaries' outstanding senior indebtedness would be rated A or lower by Standard & Poor's;

                   (v) neither it nor any of its Subsidiaries shall make any capital expenditures in any period of twelve consecutive months following the date hereof in an aggregate amount in excess of 150% of the aggregate amount of capital expenditures reflected in its capital expenditure budget for such year, a copy of which has been provided to the Company;

                   (vi) neither it nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, encumber or otherwise dispose of any of its or its

Subsidiaries' property or assets (including capital stock of any of its Subsidiaries) with a fair market value in excess of $1.5 billion in the aggregate in any period of twelve consecutive months following the date hereof except for transfers, leases, licenses, sales, mortgages, pledges, encumbrances, or other dispositions in the ordinary course of business consistent with past practice;

                   (vii) neither it nor any of its Subsidiaries shall issue, deliver, sell or encumber shares of any class of its common stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares, except (A) any such shares issued pursuant to options and other awards outstanding on the date hereof under the SBC Stock Plans, awards of options and other awards granted hereafter under the SBC Stock Plans and shares issuable pursuant to such awards, (B) up to an aggregate amount of $4.8 billion of such shares, securities, rights, warrants or options (valued at their fair market value as of the date of the agreement to make such acquisition) in any period of twelve consecutive months following the date hereof to fund, in whole or in part, the cost of any acquisition or acquisitions permitted under clause
(viii) below, following reasonable notice to the Company of its intention to take such action, and (C) pursuant to the terms of the Agreement and Plan of Merger dated as of January 4, 1998, by and among Southern New England Telecommunications Corporation ("SNET"), SBC and SBC(CT) Sub, Inc. a Connecticut corporation and a wholly-owned subsidiary of SBC (the "SNET Agreement"), which issuances of SBC capital stock shall not be included in calculating the $4.8 billion of permissible issuances, deliveries, sales or encumbrances, or require notice to the Company, pursuant to clause (B) above;

                   (viii) neither it nor any of its Subsidiaries shall spend in excess of $4.8 billion in the aggregate in any period of twelve consecutive months following the date hereof to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition); provided, however, that no such acquisition would prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement; provided, further, that the SNET Agreement and the transactions contemplated thereby shall not be subject to the terms of the foregoing restriction. Notwithstanding the foregoing, neither it nor any of its Subsidiaries shall acquire any business the acquisition of which would subject SBC and its Subsidiaries following the consummation of the Merger to any Commercial Mobile Radio Service spectrum aggregation limit restriction pursuant to the provisions of 47 C.F.R. Section 20.6 or place SBC and its Subsidiaries following the consummation of the Merger in violation of the Cellular Cross Ownership limits contained in 47 C.F.R. Section 22.942; provided, that, the SNET Agreement and the transactions contemplated thereby shall not be subject to the terms of the foregoing restriction. For purposes of this clause (viii), the amount spent with respect to any acquisition shall be deemed to include the aggregate amount of capital expenditures that the Company is obligated to make at any time or plans to make as a result of such acquisition within two years after the date of acquisition;

                   (ix) neither it nor any of its Subsidiaries shall enter any business other than the telecommunications business and those businesses traditionally associated with the telecommunications business; and

                   (x) neither it nor any of its Subsidiaries shall authorize or enter into an agreement to do any of the foregoing.

              (c) SBC and the Company agree that any written approval obtained under this Section 6.1 may be relied upon by the other party if signed by the Chief Executive Officer or another executive officer of the other party.

         6.2. Acquisition Proposals. (a) The Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (the Company, its Subsidiaries and their officers, directors, employees, agents and representatives being the "Company Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of, or tender offer for, any of the assets of it or any of its Subsidiaries or its voting securities if, as a result of such transaction, (i) the stockholders of the Company would not hold more than 50% of the voting securities of the surviving corporation or its ultimate parent, (ii) the directors of the Company would not constitute a majority of the board of directors of the surviving corporation or its ultimate parent, or (iii) another Person would acquire more than 50% of the assets of the Company and its Subsidiaries (any such proposal or offer being hereinafter referred to as a "Company Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause the Company Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to a Company Acquisition Proposal or engage in any negotiations concerning a Company Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Company Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either the Company or the Company Representatives from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; (B) engaging in any discussions or negotiations with or providing any information to, any Person in response to an unsolicited bona fide written Company Acquisition Proposal by any such Person; or (C) recommending such an unsolicited bona fide written Company Acquisition Proposal to the stockholders of the Company if and only to the extent that, in such case referred to in clause (B) or (C), (i) the Board of Directors of the Company concludes in good faith (after consultation with its financial advisor) that such Company Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Company Acquisition Proposal being referred to in this Agreement as a "Superior Company Proposal"), (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary for the Board of Directors to comply with its fiduciary duty under applicable law and (iii) prior to providing any information or data to any Person in connection with a Company Acquisition Proposal by any such Person, the Board of Directors of the Company shall receive from such Person a confidentiality agreement in customary form; provided, that such confidentiality agreement shall not contain terms that prevent the Company from complying with its obligations under this Section 6.2.

              (b) SBC agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (SBC, its Subsidiaries and their officers, directors, employees, agents and representatives being the "SBC Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of, or tender offer for, all or any assets of it or any of its Subsidiaries or its voting securities if, as a result of such transaction, (i) the stockholders of SBC would not hold more than 50% of the voting securities of the surviving corporation or its ultimate parent, (ii) the directors of SBC would not constitute a majority of the board of directors of the surviving corporation or its ultimate parent, or (iii) another Person would acquire more than 50% of the assets of SBC and its Subsidiaries (any such proposal or offer being hereinafter referred to as a "SBC Acquisition Proposal"). SBC further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause the SBC Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to a SBC Acquisition Proposal or engage in any negotiations concerning a SBC Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a SBC Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either SBC or the SBC Representatives from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a SBC Acquisition Proposal; (B) engaging in any discussions or negotiations with or providing any information to, any Person in response to an unsolicited bona fide written SBC Acquisition Proposal by any such Person; or (C) recommending such an unsolicited bona fide written SBC Acquisition Proposal to the stockholders of SBC if and only to the extent that, in such cases referred to in clause (B) or (C), (i) the Board of Directors of SBC concludes in good faith (after consultation with its financial advisor) that such SBC Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to SBC or SBC's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable SBC Acquisition Proposal being referred to herein as a "Superior SBC Proposal"), (ii) the Board of Directors of SBC determines in good faith after consultation with outside legal counsel that such action is necessary for the Board of Directors to comply with its fiduciary duty under applicable law and
(iii) prior to providing any information or data to any Person in connection with a SBC Acquisition Proposal by any such Person, the Board of Directors of SBC shall receive from such Person a confidentiality agreement in customary form; provided, that, such confidentiality agreement shall not contain terms that prevent SBC from complying with its obligations under this Section 6.2.

              (c) The Company and SBC each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal or SBC Acquisition Proposal, as the case may be. The Company and SBC each agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of paragraphs (a) and (b), respectively, of the obligations undertaken in Section 6.2(a) or (b), as the case may be. The Company and SBC each agrees that it will notify the other immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the terms and conditions of any proposals or offers, and thereafter shall inform the other of any material modification of the terms of any such proposal or offer or the withdrawal thereof. The Company and SBC each also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Company Acquisition Proposal or any SBC Acquisition Proposal, as the case may be, to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         6.3. Information Supplied. The Company and SBC each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by SBC in connection with the issuance of shares of SBC Common Stock in the Merger (including the joint proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and SBC to be held in connection with the Merger, in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to SBC or the Company, or any of their respective affiliates, officers or directors, should be discovered by SBC or the Company which should be set forth in an amendment or supplement to either the S-4 Registration Statement or the Prospectus/Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and SBC.

         6.4. Stockholders Meetings. The Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Company Shares (the "Company Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the adoption of this Agreement. SBC will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of the SBC Common Stock (the "SBC Stockholders Meeting", and either the SBC Stockholders Meeting or the Company Stockholders Meeting, a "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the issuance of SBC Common Stock required to be issued pursuant to Article IV. Subject to fiduciary obligations under applicable law and the terms of this Agreement, the Company's Board of Directors shall recommend that the stockholders of the Company adopt this Agreement and thereby approve the transactions contemplated hereby and shall take all lawful action to solicit such adoption, and SBC's Board of Directors shall recommend that the stockholders of SBC approve the issuance of SBC Common Stock required to be issued pursuant to Article IV and shall take all lawful action to solicit such approval.

         6.5. Filings; Other Actions; Notification. (a) SBC and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and SBC shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. SBC and the Company each shall use all reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and SBC. SBC shall also use all reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

              (b) The Company and SBC each shall use all reasonable best efforts to cause (x) the Merger to qualify for "pooling of interests" accounting treatment and (y) to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

              (c) The Company and SBC shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations required to be obtained from any third party and/or any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, SBC or the Company to agree to, or comply with, any conditions to the granting of any such consent, registration, approval, permit or authorization by any Governmental Entity if compliance with such conditions, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on the Surviving Corporation or SBC following the Effective Time (it being understood that, for this purpose only, materiality shall be determined by reference to the trading market equity value of SBC prior to the consummation of the Merger and after taking into account (i) any adverse effects reasonably likely to arise from any restrictions on the ability of the Surviving Corporation or SBC or any of their respective Subsidiaries to conduct its operations as currently conducted or as proposed as of the date of this Agreement to be conducted resulting from complying with the conditions to or from the grant of any such consent, registration, approval, permit or authorization, (ii) any benefits reasonably likely to be realized by SBC on a consolidated basis (other than those operational benefits reasonably likely to be realized directly from the consummation of the Merger) resulting from complying with the conditions to or from the grant of any such consent, registration, approval, permit or authorization, and (iii) any proceeds resulting from any divestiture required by a Governmental Entity as a condition to its granting any such consent, registration, approval, permit or authorization); provided, further, that any divestiture by either SBC or the Company or any of their respective Subsidiaries reasonably required to cause the Surviving Corporation to be in compliance with the Commercial Mobile Radio Service spectrum aggregation limits established by the FCC in 47 C.F.R. Section 20.6 and the Cellular Cross Ownership limits contained in 47 C.F.R. Section 22.942 shall be deemed not to have any adverse effect on either the Surviving Corporation or SBC following the Effective Time (a "Regulatory Material Adverse Effect"). Subject to applicable laws relating to the exchange of information, SBC and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to SBC or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and SBC shall act reasonably and as promptly as practicable.

              (d) The Company and SBC each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of SBC, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

              (e) The Company and SBC each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by SBC or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and SBC shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any condition to the other party's obligations to effect the Merger set forth in Article VII.

         6.6. Access; Consultation. (a) Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and SBC each shall (and shall cause its Subsidiaries to) afford the SBC Representatives or the Company Representatives, as the case may be, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, SBC or Merger Sub hereunder, and provided, further, that the foregoing shall not require the Company or SBC to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or SBC, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or SBC, as the case may be, shall have used all reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or SBC, as the case may be, or such Person as may be designated by any such executive officer, as the case may be.

              (b) From the date hereof to the Effective Time, SBC and the Company agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.

              (c) From the date hereof to the Effective Time, the Company agrees to notify SBC in advance of any issuance by the Company or any of its Subsidiaries of any long-term debt in excess of $50 million, Company Preferred Shares or Company Preference Shares.

         6.7. Affiliates. (a) Each of the Company and SBC shall deliver to the other a letter identifying all Persons whom such party believes to be, at the date of the Stockholders Meeting of such party, "affiliates" of such party for purposes of applicable interpretations regarding use of the pooling-of-interests accounting method and, in the case of "affiliates" of the Company, for purposes of Rule 145 under the Securities Act. Each of the Company and SBC shall use all reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to SBC on or prior to the date of the Stockholders Meeting of such party a written agreement, in the form attached hereto as Exhibit A, in the case of affiliates of the Company (the "Company Affiliate's Letter"), and Exhibit B, in the case of affiliates of SBC (the "SBC Affiliate's Letter"). Prior to the Effective Time, each of the Company and SBC shall use all reasonable best efforts to cause each additional Person who is identified as an "affiliate" after the date of the relevant Stockholders Meeting to execute the applicable written agreement as set forth in this Section 6.7, as soon as practicable after such Person is identified.

              (b) If the Merger would otherwise qualify for pooling-of-interests accounting treatment, shares of SBC Common Stock issued to such affiliates of the Company in exchange for Company Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of SBC and the Company shall have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Company Shares held by any such affiliate shall not be transferable, regardless of whether such affiliate has provided the applicable written agreement referred to in this Section, if such transfer, either alone or in the aggregate with other transfers by affiliates, would preclude SBC's ability to account for the business combination to be effected by the

Merger as a pooling of interests. The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing.

         6.8. Stock Exchange Listing and De-listing. SBC shall use its best efforts to cause the shares of SBC Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Company Shares to be de-listed from the NYSE and the Chicago, Boston, Pacific and Philadelphia stock exchanges and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         6.9. Publicity. The initial press release with respect to the Merger shall be a joint press release and thereafter the Company and SBC shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

         6.10. Benefits.

              (a) Stock Options.

                   (i) At the Effective Time, each outstanding option to purchase Company Shares (a "Company Option") under the Company Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option (except to the extent such terms and conditions are altered in accordance with their terms as a result of the consummation of the transactions contemplated by this Agreement), the same number of shares of SBC Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share (rounded up to the nearest whole cent)(the "Substitute Option Price") equal to (y) the aggregate exercise price for the Company Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of SBC Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. For each Substitute Option substituted for a Company Option that included a right under certain circumstances to receive dividend equivalents in the form of stock units ("Company Stock Units"), all Company Stock Units credited to the account of the holder of such Substitute Option at the Effective Time shall, as of the Effective Time, be deemed to constitute a number of stock units, each of which shall represent one share of SBC Common Stock ("SBC Stock Units"), equal to the number of shares of SBC Common Stock the holder of such Substitute Option would have been entitled to receive pursuant to this Agreement had such Company Stock Units been distributed to such holder in full immediately prior to the Effective Time and thereafter SBC Stock Units shall continue to be credited to the account of the holder of such Substitute Option to the same extent and on the same terms and conditions as they would have under the Company Option for which the Substitute Option was substituted (except that the record dates and dividend amounts shall be the record dates and dividend amounts for SBC Common Stock), and all such SBC Stock Units shall be distributed at the same times and in the same manner as the Company Stock Units would have been distributed had the Substitute Option not been substituted for the Company Option (except that the option price used to determine if the SBC Stock Units can be distributed shall be the Substitute Option Price). At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Stock Plans to permit the assumption of the unexercised Company Options by SBC pursuant to this Section and as soon as practicable after the Effective Time SBC shall use its best efforts to register under the Securities Act on Form S-8 or other appropriate form (and use its best efforts to maintain the effectiveness thereof) shares of SBC Common Stock issuable pursuant to all Substitute Options.

              (ii) Effective at the Effective Time, SBC shall assume each Company Option in accordance with the terms of the Company Stock Plan under which it was issued and the stock option agreement by which it is evidenced. As promptly as practicable after the Effective Time, the Company shall deliver to the participants in the Stock Plans appropriate notices setting forth such participants' rights pursuant to such assumed Company Options.

              (b) Employee Benefits. SBC agrees that it shall cause the Surviving Corporation for at least two years after the Effective Time to provide or cause to be provided to employees of the Company and its Subsidiaries compensation and benefit plans that are no less favorable, in the aggregate, than the Company Compensation and Benefit Plans disclosed in Section 6.10(b) of the Company Disclosure Letter; provided, however, if during this period SBC implements any widespread increase or decrease in benefits under compensation and benefit plans or in the cost thereof to participants under compensation and benefit plans applicable to employees of SBC and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), the Surviving Corporation shall proportionately adjust the benefits under the Company's compensation and benefit plans or the cost thereof to participants, and provided, further with respect to employees who are subject to collective bargaining, all benefits shall be provided only in accordance with the applicable collective bargaining agreement. At or prior to the Effective Time, the Company shall make all necessary arrangements to cause any Company Share units under the Company's Compensation and Benefit Plans to be converted into share units with respect to SBC Common Stock by multiplying the Company Shares subject to such Company Share units by the Exchange Ratio. SBC shall, and shall cause the Surviving Corporation to, honor, pursuant to their terms, all employee benefit obligations existing at the Closing Date to current and former employees under the Company Compensation and Benefit Plans.

         6.11. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement and the filing fee under the HSR Act shall be shared equally by SBC and the Company.

         6.12. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, SBC shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

              (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction (unless there is a conflict of interest as provided above) (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent.

              (c) The Surviving Corporation shall maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of 175% of the last annual premium paid prior to the date hereof (the "Current Premium"), in each case during such six year period, the Surviving Corporation will use its best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 175% of the Current Premium.

              (d) If SBC or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of SBC shall assume all of the obligations set forth in this Section.

              (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         6.13. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of SBC and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. The Company will cause the Rights Agent to promptly execute the Rights Amendment.

         6.14. Dividends. The Company shall coordinate with SBC the declaration, setting of record dates and payment dates of dividends on Company Shares so that holders of Company Shares do not receive dividends on both Company Shares and SBC Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Company Shares or SBC Common Stock received in the Merger in respect of any calendar quarter.

         6.15. Confidentiality. The Company and SBC each acknowledges and confirms that it has entered into a Confidentiality and Non-Disclosure Agreement, dated April 8, 1997 (the "Confidentiality Agreement"), that information provided by each party hereto to the other party hereto pursuant to this Agreement is subject to the terms of the Confidentiality Agreement and that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, except that notwithstanding any provision to the contrary contained in the Confidentiality Agreement, the Confidentiality Agreement shall not terminate until the earlier to occur of the following: (i) the Effective Time and (ii) the expiration of two years following the date of any termination of this Agreement pursuant to Article VIII.

         6.16. Control of the Company's Operations. Nothing contained in this Agreement shall give SBC or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of SBC and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.


                                   ARTICLE VII

                                   Conditions

         7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

              (a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Company Shares constituting the Company Requisite Vote and have been duly adopted by the sole stockholder of Merger Sub, and the issuance of SBC Common Stock required to be issued pursuant to Article IV shall have been duly approved by the holders of shares of SBC Common Stock constituting the SBC Requisite Vote;

         (b) NYSE Listing. The shares of SBC Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

              (c) Governmental Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all material Company Required Consents and material SBC Required Consents from or with any Governmental Entity shall have been made or obtained pursuant to a Final Order, free of any conditions (other than conditions that are not reasonably likely, either individually or in the aggregate, to have a Regulatory Material Adverse Effect). For the purposes of this Agreement, "Final Order" means an action or decision that has been granted as to which (a) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (b) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (c) no Governmental Entity has undertaken to reconsider the action on its own motion and the time within which it may effect such reconsideration has passed and (d) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed, which in any such case (a), (b), (c) or (d) is reasonably likely to result in vacating, reversing, setting aside, annulling, suspending or modifying such action or decision (in any such case in a manner which would have a Regulatory Material Adverse Effect following the Effective Time).

              (d) Laws and Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement or that is, individually or in the aggregate with all other such Laws, reasonably likely to have a Material Adverse

Effect on SBC or the Company (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding, or, in the case of a federal Governmental Entity, threatened in writing to institute any proceeding, seeking any such Order.

              (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

              (f) Accountants' Letters. SBC and the Company shall have received the "comfort" letters described in Section 6.5(b). SBC and the Company shall have received letters from their respective independent public accounting firms to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

              (g) Blue Sky Approvals. SBC shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby.

         7.2. Conditions to Obligations of SBC and Merger Sub. The obligations of SBC and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by SBC at or prior to the Effective Time of the following conditions:

              (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company, in each case (i) and
(ii), as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), and SBC shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

               (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SBC shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

              (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have, a Material Adverse Effect on the Company.

               (d) Tax Opinion. SBC shall have received the opinion of Sullivan & Cromwell, counsel to SBC, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of SBC, Merger Sub and the Company will be a party to that reorganization within the meaning of
Section 368(b) of the Code; it being understood that in rendering such opinion, such counsel shall be entitled to rely on certain customary representations and assumptions.

         7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

              (a) Representations and Warranties. The representations and warranties of SBC and Merger Sub set forth in this Agreement (i) to the extent qualified by

Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on SBC, in each case (i) and (ii), as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), and the Company shall have received a certificate signed on behalf of SBC by an executive officer of SBC to such effect.

              (b) Performance of Obligations of SBC and Merger Sub. Each of SBC and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of SBC and Merger Sub by an executive officer of SBC to such effect.

              (c) Tax Opinion. The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of SBC, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such counsel shall be entitled to rely on certain customary representations and assumptions.


                                  ARTICLE VIII

                                   Termination

         8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and SBC referred to in Section 7.1(a), by mutual written consent of the Company and SBC, by action of their respective Boards of Directors.

         8.2. Termination by Either SBC or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either SBC or the Company if (i) the Merger shall not have been consummated by July 31, 1999 (the "Termination Date"), whether such date is before or after the date of approval by the stockholders of the Company or SBC; provided, however, that if SBC or the Company determines that additional time is necessary in connection with obtaining a SBC Required Consent or a Company Required Consent from or with any Governmental Entity, the Termination Date may be extended for up to 60 calendar days at any one time by SBC or the Company from time to time by written notice to the other party up to a date not beyond March 31, 2000, which date shall be deemed to be the Termination Date, (ii) the adoption of this Agreement by the Company's stockholders required by Section 7.1(a) shall not have occurred at a meeting duly convened therefor or at any adjournment or postponement thereof,
(iii) the approval of SBC's stockholders necessary for the issuance of SBC Common Stock required to be issued pursuant to Article IV as required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (iv) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption or approval by the stockholders of the Company or SBC, as the case may be); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

         8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in
Section 7.1(a), by action of the Board of Directors of the Company:

              (a) if (i) the Board of Directors of the Company approves entering into a binding written agreement concerning a transaction that constitutes a Superior Company Proposal and the Company notifies SBC in writing that the Company desires to enter into such agreement, (ii) SBC does not make, within ten calendar days after receipt of the Company's written notification of its desire to enter into a binding agreement for a Superior Company Proposal, the terms of which are specified in such notice, an offer that the Board of Directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Company Proposal, and (iii) the Company prior to such termination pays to SBC in immediately available funds any fees required to be paid pursuant to Section 8.5(b). The Company agrees to notify SBC promptly if its desire to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

              (b) if (i) the Board of Directors of SBC shall have withdrawn or adversely modified its approval of this Agreement or its recommendation to the stockholders of SBC that such stockholders approve the issuance of SBC Common Stock required to be issued pursuant to Article IV or failed to reconfirm such recommendation within fifteen business days after a written request by the Company to do so; provided that such a request is made after the Board of Directors of SBC or any SBC Representative shall have taken any of the actions that would be proscribed by Section 6.2(b) but for the exception therein allowing certain actions to be taken pursuant to clause (B) or (C) of the proviso thereof with respect to any bona fide written SBC Acquisition Proposal that has not been withdrawn or rejected by the Board of Directors of SBC, (ii) there has been a material breach by SBC or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (x) would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) and (y) cannot be or is not cured prior to the Termination Date, or
(iii) SBC or any SBC Representative shall take any of the actions that would be proscribed by Section 6.2(b) but for the exception therein allowing certain actions to be taken pursuant to clause (B) or (C) of the proviso thereof (other than any such actions taken pursuant to such clause (B) with respect to any bona fide written SBC Acquisition Proposal (received after the date hereof that was not solicited by SBC after the date hereof) during the Initial 50 Day Period, if such SBC Acquisition Proposal is received during the first through the 30th days of the Initial 50 Day Period or during the 20 calendar day period following receipt of such SBC Acquisition Proposal by SBC if such SBC Acquisition Proposal is received during the 31st through 50th days of the Initial 50 Day Period, in each case if, and only if, SBC receives such SBC Acquisition Proposal during the Initial 50 Day Period). For purposes of this Agreement, the "Initial 50 Day Period" shall mean the 50 calendar day period commencing with the first calendar day after the day on which this Agreement shall have been filed by SBC or the Company with the SEC as an exhibit to a Current Report on Form 8-K under the Exchange Act.

         8.4. Termination by SBC. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of SBC referred to in Section 7.1(a), by action of the Board of Directors of SBC:

              (a) If (i) the Board of Directors of SBC approves entering into a binding written agreement concerning a transaction that constitutes a Superior SBC Proposal and SBC notifies the Company in writing that SBC desires to enter into such agreement, (ii) the Company does not make, within ten days after receipt of SBC's written notification of its desire to enter into a binding agreement for a Superior SBC Proposal, the terms of which are specified in such notice, an offer that the Board of Directors of SBC believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of SBC as the Superior SBC Proposal, and (iii) SBC prior to such termination pays to the Company in immediately available funds any fees required to be paid pursuant to Section 8.5(c). SBC agrees to notify the Company promptly if its desire to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

              (b) If (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation to the Company's stockholders of this Agreement, or failed to reconfirm such recommendation within fifteen business days after a written request by SBC to do so; provided that such a request is made after the Board of Directors of the Company or any Company Representative shall have taken any of the actions that would be proscribed by Section 6.2(a) but for the exception therein allowing certain actions to be taken pursuant to clause (B) or (C) of the proviso thereof with respect to any bona fide written Company Acquisition Proposal that has not been withdrawn or rejected by the Board of Directors of the Company, or (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (x) would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) and (y) cannot be or is not cured prior to the Termination Date, or (iii) if the Company or any Company Representative shall take any of the actions that would be proscribed by
Section 6.2(a) but for the exception therein allowing certain actions to be taken pursuant to clause (B) or (C) of the proviso thereof (other than any such actions taken pursuant to such clause (B) with respect to any bona fide written Company Acquisition Proposal (received after the date hereof that was not solicited by the Company after the date hereof) during the Initial 50 Day Period, if such Company Acquisition Proposal is received during the first through the 30th days of the Initial 50 Day Period or during the 20 calendar day period following receipt of such Company Acquisition Proposal by the Company if such Company Acquisition Proposal is received during the 31st through 50th days of the Initial 50 Day Period, in each case if, and only if, the Company receives such Company Acquisition Proposal during the Initial 50 Day Period).

        8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto from any liability for damages resulting from any willful and intentional breach of this Agreement (to the extent any such damages exceed any Termination Fee that may have been paid pursuant to Section 8.5(b) or 8.5(c)) or from any obligation to pay, if applicable, the Termination Fee pursuant to Section 8.5(b) or 8.5(c).

              (b) In the event that (i) a bona fide Company Acquisition
Proposal shall have been made to the Company and made known to stockholders generally or have been made directly to stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Company Acquisition Proposal and such Company Acquisition Proposal or announced intention shall not have been withdrawn prior to the Company's Stockholders Meeting and thereafter this Agreement is terminated by either SBC or the Company pursuant to Section 8.2(ii) and within nine months after such termination the Company shall have entered into an agreement to consummate a transaction that would constitute a Company Acquisition Proposal if it were the subject of a proposal, or (ii) this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) or (y) by SBC pursuant to Section 8.4(b)(i), (b)(ii) (solely with respect to a willful and intentional breach) or (b)(iii), then the Company shall promptly, but in no event later than two days after the date of such termination (except as otherwise provided in Section 8.3(a)), or, in the case of termination pursuant to Section 8.2(ii), two days after the relevant agreement is entered into, pay SBC a fee equal to $1.2 billion (the "Termination

Fee"), which amount shall be exclusive of any expenses to be paid pursuant to
Section 6.11, payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, SBC and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, SBC or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to SBC or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

              (c) In the event that (i) a bona fide SBC Acquisition Proposal shall have been made to SBC and made known to stockholders generally or shall have been made directly to stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide SBC Acquisition Proposal and such SBC Acquisition Proposal or announced intention shall not have been withdrawn prior to the SBC Stockholder Meeting and thereafter this Agreement is terminated by the Company or SBC pursuant to
Section 8.2(iii) and within nine months after such termination SBC shall have entered into an agreement to consummate a transaction that would constitute a SBC Acquisition Proposal if it were the subject of a proposal, or (ii) this Agreement is terminated (x) by SBC pursuant to Section 8.4(a) or (y) by the Company pursuant to Section 8.3(b)(i), (b)(ii) (solely with respect to a willful and intentional breach) or (b)(iii), then SBC shall promptly, but in no event later than two days after the date of such termination (except as otherwise provided in Section 8.4(a)), or, in the case of a termination pursuant to
Section 8.2(iii), two (2) days after the relevant agreement is entered into, pay the Company a fee equal to the Termination Fee, which amount shall be exclusive of any expenses to be paid pursuant to Section 6.11, payable by wire transfer of same day funds. SBC acknowledges that the agreements contained in this Section 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if SBC fails to pay promptly the amount due pursuant to this Section 8.5(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against SBC for the fee set forth in this paragraph (c), SBC shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.


                                   ARTICLE IX

                            Miscellaneous and General

         9.1. Survival. This Article IX and the agreements of the Company, SBC and Merger Sub contained in Sections 6.10 (Benefits), 6.11 (Expenses) and 6.12 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX (other than Section 9.2 (Modification or Amendment), Section 9.3 (Waiver of Conditions) and Section 9.13 (Assignment)) and the agreements of the Company, SBC and Merger Sub contained in
Section 6.11 (Expenses), Section 6.15 (Confidentiality) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

         9.2. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         9.3. Waiver of Conditions. (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

              (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counter part being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

              (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America and the state courts located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or state court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

              (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

         9.6. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                  if to SBC or Merger Sub

                  SBC Communications Inc.
                  175 E. Houston
                  San Antonio, Texas 78205
                  Attention:  James D. Ellis, Esq.
                  Fax: (210) 351-2298
         with a copy to:

                  Benjamin F. Stapleton, Esq.
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, NY  10004
                  Fax:  (212) 558-3588

         if to the Company

                  Ameritech Corporation
                  30 S. Wacker Drive
                  Chicago, Illinois 60606
                  Attention: Chairman of the Board, President and Chief
                             Executive Officer
                  Fax: (312) 207-0892

         with copies to:

                  Ameritech Corporation
                  30 S. Wacker Drive
                  Chicago, Illinois 60606
                  Attention: Executive Vice President and General Counsel
                  Fax: (312) 207-1540

         and

                  Ameritech Corporation
                  30 S. Wacker Drive
                  Chicago, Illinois 60606
                  Attention: Assistant General Counsel - Transactions
                  Fax: (312) 207-0086

         and

                  Charles W. Mulaney, Jr., Esq.
                  Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  333 W. Wacker Dr.
                  Chicago, Illinois 60606
                  Fax:  (312) 407-0411

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         9.7. Entire Agreement. This Agreement (including any exhibits hereto), the Confidentiality Agreement, the Company Disclosure Letter and the SBC Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER SBC AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         9.8. No Third Party Beneficiaries. Except as provided in Section 6.12 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         9.9. Obligations of SBC and of the Company. Whenever this Agreement requires a Subsidiary of SBC to take any action, such requirement shall be deemed to include an undertaking on the part of SBC to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

         9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.12. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         9.13. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that SBC may designate prior to the Effective Time, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary (except with respect to representations and warranties made herein with respect to Merger Sub as of the date hereof) and all representations and warranties made herein with respect to Merger Sub as of the date hereof shall also be made with respect to such other subsidiary as of the date of such designation. Any assignment in contravention of the preceding sentence shall be null and void.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                            AMERITECH CORPORATION



                                            By:  /s/ Richard C. Notebaert
                                                --------------------------------
                                                Name:  Richard C. Notebaert
                                                Title: Chairman, President and
                                                       Chief Executive Officer


                                            SBC COMMUNICATIONS INC.



                                            By:  /s/ Edward E. Whitacre, Jr.
                                                --------------------------------
                                                Name:  Edward E. Whitacre, Jr.
                                                Title: Chairman and
                                                       Chief Executive Officer


                                            SBC DELAWARE, INC.



                                            By:  /s/ Edward E. Whitacre, Jr.
                                                --------------------------------
                                                Name:  Edward E. Whitacre, Jr.
                                                Title: President

                                                                      EXHIBIT A

                       FORM OF COMPANY AFFILIATE'S LETTER


_______, 1998




SBC Communications Inc.
175 E. Houston
San Antonio, TX   78205

Ladies and Gentlemen:

The undersigned is a holder of shares of Common Stock, $1.00 par value per share ("Company Common Stock"), of Ameritech Corporation, a Delaware corporation (the "Company"). Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of May 10, 1998, among the Company, SBC Communications Inc., a Delaware corporation ("SBC"), and SBC (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of SBC ("Merger Sub"), Merger Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of SBC (the "Merger"). In connection with the Merger, the undersigned, as a holder of Company Common Stock, will be entitled to receive Common Stock, par value $1.00 per share, of SBC (the "Securities") in exchange for the shares of Company Common Stock held by the undersigned at the effective time of the Merger.

The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

If in fact the undersigned were an affiliate of the Company under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such sale, assignment or transfer is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the

SBC Communications Inc.
_______, 1998
Page 2

applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

The undersigned hereby represents to and covenants with SBC that it will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Act, if the undersigned is an affiliate of SBC and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the Commission reasonably satisfactory to SBC, is not required to be registered under the Act.

The undersigned understands that SBC is under no obligation to register the sale, assignment, transfer or other disposition of the Securities by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

In the event of a sale of Securities pursuant to Rule 145, the undersigned will supply SBC with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as SBC may otherwise reasonably request. The undersigned understands that SBC may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to SBC, to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder, (ii) in the event of a sale of the Securities which has been registered under the Act or made in conformity with the provisions of Rule 145.

The undersigned further represents to and covenants with SBC that (i) the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of the Company or

SBC Communications Inc.
_______, 1998
Page 3

SBC, and (ii) the undersigned will not, after the effective time of the Merger, sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities, whether received by the undersigned in the Merger or otherwise, until after such time as financial results covering at least 30 days of post-Merger operations of SBC (including the combined operations of the Company and SBC) have been published by SBC in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations, except in the cases of clauses (i) and (ii) of this paragraph to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76 if and to the extent that such release and bulletins remain in full force and effect at the relevant time.

I further understand and agree that this letter agreement shall apply to all shares of Company Common Stock and Securities that I am deemed to beneficially own pursuant to applicable federal securities law.

The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

Sincerely,



[NAME OF COMPANY AFFILIATE]

                                                                      EXHIBIT B

                         FORM OF SBC AFFILIATE'S LETTER


_______, 1998




SBC Communications Inc.
175 E. Houston
San Antonio, TX   78205

Ladies and Gentlemen:

The undersigned is a holder of shares of Common Stock, par value $1.00 per share (the "Securities"), of SBC Communications Inc., a Delaware corporation ("SBC"). Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of May 10, 1998, among Ameritech Corporation, a Delaware corporation (the "Company"), SBC and SBC Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of SBC ("Merger Sub"), Merger Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of SBC (the "Merger").

The undersigned acknowledges that the undersigned may be deemed an "affiliate" of SBC as such term is used in and for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

The undersigned hereby represents to and covenants with SBC that the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities or any other shares of the capital stock of SBC until after such time as financial results covering at least 30 days of post-Merger operations of SBC (including the combined operations of the Company and SBC) have been published by SBC in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76 if and to the extent that such release and bulletins remain in full force and effect at the relevant time.


                                       B-1

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SBC Communications Inc.
_______, 1998
Page 2

I further understand and agree that this letter agreement shall apply to all Securities that I am deemed to beneficially own pursuant to applicable federal securities law.

The undersigned acknowledges that the undersigned has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the sale, transfer or other disposition of Securities.

Sincerely,



[NAME OF SBC AFFILIATE]


                                       B-2